Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267679

PROSPECTUS

Rockley Photonics Holdings Limited
Up to 1,817,172 Ordinary Shares

This prospectus relates to the offer and sale from time to time of up to 1,817,172 ordinary shares, nominal value $0.000004026575398 per share, (the “ordinary shares”) of Rockley Photonics Holdings Limited, a Cayman Islands exempted company (“Rockley,” the “Company,” “we,” or “us”), by the selling securityholders named in this prospectus or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer (the “selling securityholders”), which includes (i) up to 828,073 ordinary shares issuable upon conversion of the Company’s Convertible Senior Secured Notes due 2026 (the “Additional Notes”) (which amount consists of (A) 553,895 ordinary shares initially issuable upon conversion of all of the Additional Notes at a conversion price of $3.08 per ordinary share and (B) an additional 274,178 ordinary shares that would have become due in connection therewith assuming that the Additional Notes were converted on the date they were issued and the interest make-whole payment (as defined in the Indenture (defined below)) that would have become due in connection therewith was paid by the Company in ordinary shares on that date) and (ii) up to 989,099 ordinary shares issuable upon the exercise of the Company’s warrants (the “Additional 144A Warrants”) (which amount consists of (A) 553,895 ordinary shares initially issuable upon the exercise of all of the Additional 144A Warrants at an exercise price of $5.00 per ordinary share and (B) an additional 435,204 ordinary shares that, together with 553,895 ordinary shares, would be issuable upon the exercise of all of the Additional 144A Warrants in connection with a ratchet anti-dilution adjustment as provided in the Additional 144A Warrants at an assumed exercise price of $2.80 per ordinary share (the floor price for such ratchet anti-dilution adjustment) as a result thereof), in each case, issued in connection with the partial conversions of the Company’s Convertible Senior Secured Notes due 2026 (the “Original Notes” and, together with the Additional Notes, the “Notes”) in August 2022. The Original Notes were issued, together with warrants of the Company (the “Original 144A Warrants” and, together with the Additional 144A Warrants, the “144A Warrants”), in a private placement to the selling securityholders and the other subscribers named in the subscription agreement relating thereto that closed on May 27, 2022 (the “private placement financing”). Under certain circumstances as set forth in the indenture dated as of May 27, 2022, among the Company, certain of its subsidiaries as guarantors, and Wilmington Savings Fund Society, FSB, as trustee and as collateral agent (the “Indenture”), ordinary shares could be issued in connection with a conversion of interest that may be paid in kind as well as additional ordinary shares that would be issuable if a holder of Additional Notes elected to convert its Additional Notes in connection with a make-whole fundamental change (as defined in the Indenture), but the aggregate number of ordinary shares issuable in these circumstances are expected to be less than the number of ordinary shares set forth in clause (i)(B) of the immediately preceding sentence. The number of ordinary shares issuable in connection with an interest make-whole payment (as defined in the Indenture), if any, or a ratchet anti-dilution adjustment, if any, represent good faith estimates only and the actual number of ordinary shares which may be issued, if any, may vary. The information in this prospectus is not intended to constitute an indication or prediction of (i) the date on which the selling securityholders or Rockley will convert the Additional Notes into ordinary shares, or on which the selling securityholders will exercise the Additional 144A Warrants, if at all, or (ii) if the interest make-whole payment (as defined in the Indenture) becomes due in connection with the conversion of any Note, whether Rockley would elect to make such payment in ordinary shares or have satisfied the conditions set forth in the Indenture to make such payment in ordinary shares.

The selling securityholders may sell the ordinary shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the ordinary shares in the section entitled “Plan of Distribution.”

Except upon the exercise of warrants to purchase ordinary shares, we are not selling any securities under this prospectus and we will not receive any proceeds from the sale of ordinary shares by the selling securityholders pursuant to this prospectus. The selling securityholders will pay all brokerage fees and commissions and similar expenses. We will pay certain expenses, except brokerage fees and commissions and similar expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

In connection with any sales of securities offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Our ordinary shares and warrants to purchase ordinary shares (the “Public Warrants”) are listed on the New York Stock Exchange under the symbols “RKLY” and “RKLY.WS,” respectively. On October 13, 2022, the closing price of our ordinary shares was $0.54 and the closing price for our Public Warrants was $0.09.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), which includes exhibits and provides more detail of the matters discussed in this prospectus. You should read this prospectus, the documents incorporated by reference herein, and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision. The selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. Except upon the exercise of warrants to purchase ordinary shares, we will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, including the documents incorporated by reference herein, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability, Rockley Photonics Limited, a company organized under the laws of England and Wales, or Rockley UK and Legacy Rockley, and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability, or SC Health, consummated the business combination, or the Business Combination, contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021, or the Business Combination Agreement, by and among Rockley, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of Rockley, or Merger Sub. In connection with the closing of the Business Combination, Rockley UK became a direct wholly owned subsidiary of Rockley and Merger Sub was merged with and into SC Health, with SC Health surviving the merger and becoming a direct wholly owned subsidiary of Rockley.
Unless the context indicates otherwise, references in this prospectus to “Rockley,” the “Company,” “we,” “us,” “our” and similar terms refer to Rockley Photonics Holdings Limited, and, as the context requires, its consolidated subsidiaries (including Rockley UK and SC Health).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and in the documents that are incorporated by reference herein that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding (i) the Company’s financial position, business strategy, liquidity, cash utilization and cash requirements, and financing needs, (ii) the anticipated features, benefits, and applications of the Company’s products and technology, (iii) the plans and objectives of the Company and management, and (iv) the Company’s product development plans and timeline and anticipated customer and strategic relationships, and are not guarantees of future or actual results or performance. When used in this prospectus, the words “anticipate,” “believe,” “can,” “continue,” “could,” “developing,” “enable,” “estimate,” “eventual,” “expand, “expect,” “focus,” “future,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “revolutionize,” “seem,” “should,” “trend,” “will,” “would” or other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements regarding the following:
•Rockley’s financial and business performance, anticipated financial outlook, business metrics, anticipated growth rate, product development plans and opportunities;
•Rockley’s future capital requirements, sources and uses of cash, cash utilization rate, and ability to continue as a going concern;
•Rockley’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans to commercialize products and services, and anticipated timing thereof;
•the implementation, market acceptance, and success of Rockley’s business model;
•developments and expectations relating to Rockley’s competitors, target markets, and industry;
•Rockley's ability to obtain financing when and as needed on acceptable terms;
•Rockley's ability to comply with the financial covenants in debt instruments, including its convertible note financing;
•fluctuations in Rockley’s stock price and Rockley’s ability to maintain the listing of its ordinary shares and Public Warrants on the NYSE;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the ability of our products to provide continuous health and wellness monitoring with the potential to accelerate advancements in early disease detection and potentially prevention;
•the ability of our technology to allow monitoring devices the size of clinical machines to be reduced to the size of a wearable device;
•Rockley’s expectations as to when it may generate sufficient revenue from the sale of its products and services to cover expansion plans, operating expenses, working capital, and capital expenditures;
•the development status and anticipated timeline for commercial production of Rockley’s products;
•Rockley’s plans for products under development and future products and anticipated features and benefits thereof;
•the status and expectations regarding Rockley’s customer and strategic partner relationships, and potential customer and strategic partner relationships;
•the total addressable markets for Rockley’s products and technology;
•the ability of Rockley to increase market share in its existing markets or any new markets it may enter;
•Rockley’s ability to obtain any required regulatory approvals, including any required Food and Drug Administration (“FDA”) approvals, in connection with its anticipated products and technology;
•Rockley’s ability to maintain an effective system of internal control over financial reporting;
•Rockley’s ability to maintain and protect its intellectual property;
•Rockley’s success in retaining and recruiting officers, key employees, and directors;
•Rockley's ability to manage its growth effectively;
•Rockley's ability to achieve and maintain profitability in the future;
•Rockley’s ability to raise sufficient capital to fund its growth and product development; and
•the impact of the COVID-19 pandemic.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based on various assumptions, whether or not identified in this prospectus, and on Rockley’s current expectations, beliefs, and assumptions and are not predictions of actual performance. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rockley’s control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under the section entitled “Risk Factors” contained in this prospectus, in the documents incorporated by reference herein, and in our SEC filings. If any of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may differ materially from those discussed in or implied by these forward-looking statements. There can be no assurance that future developments affecting Rockley will be those that have been anticipated.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein speak only as of the date such forward-looking statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in our ordinary shares. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
The Company
We specialize in the research and development of integrated silicon photonics chipsets and have developed a comprehensive range of silicon photonics technologies that have both the power and the flexibility to support a wide range of potential applications. Our silicon photonics platform will incorporate several key components to support these solutions, including photonic integrated circuits and associated modules, sensors, and end-to-end solutions. We expect that our immediate focus over the next two years will be on developing and commercializing our products for incorporation in consumer wearables, medical devices, and dedicated solutions for the healthcare market.
Corporate Information
Rockley was incorporated in the Cayman Islands in March 2021 to facilitate the Business Combination. Rockley Photonics Limited was founded in 2013 in the United Kingdom. SC Health was incorporated in the Cayman Islands in December 2018 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. SC Health completed its initial public offering in July 2019. In August 2021, Rockley Mergersub Limited, a wholly-owned subsidiary of Rockley UK, merged with and into SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) and shareholders of Rockley UK exchanged their securities in Rockley UK for ordinary shares of Rockley, with each of Rockley UK and SC Health surviving the merger as a wholly owned subsidiary of Rockley. Our principal executive offices are located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. Our telephone number is +44 (0) 1865 292017. Our website address is www.rockleyphotonics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part, or the documents incorporated by reference herein.
Risk Factor Summary
Rockley’s business and its ability to execute its strategy, and any investment in its securities are subject to risks and uncertainties, many of which are beyond Rockley’s control. You should carefully consider and evaluate all of the risks and uncertainties with respect to any investment in the securities of Rockley, including, but not limited to, the following and those discussed under “Risk Factors.” References below to Rockley shall be deemed to also refer to Rockley and its subsidiaries, as the context requires or as appropriate.
Risks Related to Rockley’s Business and Industry
•If Rockley does not fully develop or commercialize its products and services, or if such products and services experience significant delays, Rockley’s business, financial condition, and results of operation will be materially and adversely affected.
•Rockley has a history of recurring losses and a significant accumulated deficit, which raises substantial doubt about its ability to continue as a “going concern.” Rockley expects to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase its losses and negatively impact its ability to achieve or maintain profitability.
•If the end products into which Rockley’s products are incorporated are not fully developed and commercialized or do not achieve widespread market acceptance, or if such products experience delays, cancellations, or reductions, or if Rockley’s products are not selected for inclusion in its customers’ end products, are not adopted in other industry verticals or use cases, or are not adopted by leading consumer and medical device companies, Rockley’s business will be materially and adversely affected.

•Rockley’s estimates and expectations as to its financial performance are based upon assumptions, analyses, and internal estimates developed by Rockley’s management. If these assumptions, analyses, or estimates prove to be incorrect or inaccurate, Rockley’s actual operating results may differ materially from any such estimates and expectations.
•Rockley expects its results of operations to fluctuate on a quarterly and annual basis, which could cause Rockley’s stock price to fluctuate or decline.
•If Rockley is unable to manage its growth or scale its operations, its business and operating results could be materially and adversely affected.
•Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate.
•Rockley’s international operations expose it to operational, financial, and regulatory risks, which could harm Rockley’s business.
•Rockley is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers, which in turn could adversely affect Rockley’s business, results of operations, and financial condition.
•Rockley’s business depends substantially on the efforts of its executive officers, including its Chief Executive Officer and founder, Dr. Andrew Rickman.
Customer-Related Risks
•If Rockley is unable to sell its products to its target customers, including large corporations with substantial negotiating power, or is unable to enter into agreements with customers and suppliers on satisfactory terms, its prospects and results of operations will be adversely affected.
•Rockley currently depends on a few large customers for a substantial portion of its revenue. The loss of, or a significant reduction in, orders from Rockley’s customers, or Rockley’s failure to diversify its customer base, could significantly reduce its revenue and adversely impact Rockley’s operating results.
•Because Rockley does not anticipate long-term purchase commitments with its customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes Rockley to inventory risk, and may cause its business and results of operations to suffer.
Risks Related to Rockley’s Debt Financing
•Rockley is subject to restrictive debt covenants that may limit its ability to finance its future operations and capital needs and to pursue business opportunities and activities.
•We have a significant number of securities outstanding that can be converted into, or exercised for, ordinary shares and certain of our outstanding warrants contain anti-dilution protection, all which may cause significant dilution to our shareholders, have a material adverse impact on the market price of our ordinary shares and make it more difficult for us to raise funds through future equity offerings.
•Our existing and future indebtedness, including the Notes, restricts our ability to raise additional capital to fund our operations and repay our debt including the Notes and limits our ability to react to changes in the economy or the technology industry.
Regulatory, Intellectual Property, Infrastructure, Cybersecurity and Privacy Risks
•Rockley’s failure to comply with applicable governmental export and import control laws and regulations, including those related to the use, distribution, and sale of its products, FDA clearance or approval requirements, or privacy, data protection, and information security requirements in the jurisdictions in which Rockley operates could materially harm its business and operating results.
•Rockley may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Further, Rockley’s intellectual property applications, including patent applications, may not be approved or granted.
•A network or data security incident or disruption or performance issues with Rockley’s network infrastructure could harm its brand, reputation, and business, as well as its operating results.
Risks Related to Financial and Accounting Matters
•Rockley’s failure to raise additional capital or generate the significant capital necessary to expand its operations could reduce its ability to compete and could harm its business.
•In preparing Rockley’s consolidated financial statements, Rockley makes good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect Rockley’s operating results.

Risks Related to Being a Public Company, Rockley’s Ordinary Shares, and General Risks
•Rockley’s ordinary shares may not remain eligible for listing on the NYSE.
•Rockley may be required to take write downs or write offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on Rockley’s financial condition, results of operations and the market price of Rockley’s ordinary shares.
•Rockley’s share price may be volatile and sales of substantial volumes of our ordinary shares into the public market or the perception that such sales may occur could cause our share price to decline, including substantially.
•If analysts do not publish or cease publishing research or reports about Rockley or if they change their recommendations regarding Rockley’s securities, the price and trading volume of Rockley’s securities could decline.
•The requirements of being a public company may strain Rockley’s resources, divert management’s attention, and affect its ability to attract and retain qualified board members.
•The global COVID-19 pandemic could harm Rockley’s business, financial condition, results of operations, and prospects.

THE OFFERING

Ordinary shares offered by the selling securityholders	Up to 1,817,172 ordinary shares we may issue to the selling securityholders from time to time in connection with the conversion of the Additional Notes or exercise of the Additional 144A Warrants (subject to the terms and limitations set forth therein).

Ordinary shares outstanding prior to this offering	132,264,168 shares as of September 22, 2022.

Use of proceeds	We will not receive any proceeds from the resale of our ordinary shares included in this prospectus by the selling securityholders.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Dividend Policy	We have not paid any cash dividends on our ordinary shares to date and have no current plans to pay cash dividends on our ordinary shares. See “Market Information for Ordinary Shares and Dividend Policy — Dividend Policy.”

Risk factors
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” and the other information and documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our ordinary shares.

New York Stock Exchange ticker symbols	“RKLY” and “RKLY.WS”

We agreed to file this prospectus pursuant to the registration rights we have granted pursuant to a registration rights agreement among Rockley, the selling securityholders and the other subscribers named therein. Additional information with respect to the selling securityholders is contained in this prospectus under the section titled “Selling Securityholders.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q, Annual Report on Form 10-K or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, the documents incorporated by reference herein, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of these risks materialize, our business financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline.

USE OF PROCEEDS

All of the ordinary shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. Except upon the exercise of warrants to purchase ordinary shares, we will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS

We are registering for resale an aggregate of up to 1,817,172 ordinary shares that may be sold by the selling securityholders named in this prospectus, as well as the pledgees, donees, transferees, assignees, successors-in-interest, designees and others that receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer or who later come to hold any of the selling securityholder’s interest in the ordinary shares other than through a public sale (collectively, the “selling securityholders”). The selling securityholders listed in the table below may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with the selling securityholders and the other subscribers named therein on May 27, 2022, concurrently with the closing of the private placement financing, in which we agreed to provide certain registration rights with respect to sales by the selling securityholders of the ordinary shares that may be issued in connection with the conversion of the Additional Notes, or exercise of the Additional 144A Warrants.

The following table sets forth, based on written representations initially provided by the selling securityholders, certain information regarding the beneficial ownership of our ordinary shares by the selling securityholders and the ordinary shares being offered by the selling securityholders. As a result, such information may not reflect changes in the number of ordinary shares held by such selling securityholder that occurred subsequent to the provision of such information, if any. A selling securityholder may have sold or transferred some or all of the securities indicated below with respect to such selling securityholder and may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The applicable percentage ownership of ordinary shares is based on approximately 132,264,168 ordinary shares outstanding as of September 22, 2022. Information with respect to ordinary shares owned beneficially after the offering assumes the sale of all of the ordinary shares offered and no other purchases or sales of our ordinary shares. The selling securityholders may offer and sell some, all or none of their ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. To our knowledge, none of the selling securityholders has held any position or office or had any other material relationship with us or our affiliates within the past three years.

Name of Selling Securityholder[1]	Number Owned Prior to Offering		Percent	Number to be Offered Pursuant to this Prospectus[2]	Number Owned After Offering [3]	Percent
Highbridge Tactical Credit Master Fund, L.P.	12,905,843	[4]	8.9%	94,799	12,811,044	8.8%
ROC SPV XIX LLC	13,094,153	[5]	9.9%	1,722,373	13,094,153	9.9%

1	Unless otherwise noted, the business address of each of those listed in the table above is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.
2	Represents the number of ordinary shares that may be offered by the selling securityholders using this prospectus. These amounts do not represent any other ordinary shares that the selling securityholder may own beneficially or otherwise. These amounts include the amount of ordinary shares initially issuable to a selling securityholder upon (i) conversion by such holder of all of the Additional Notes in which it holds a beneficial interest at a conversion price of $3.08 per ordinary share and (ii) the exercise by such holder of all of the Additional 144A Warrants in which it holds a beneficial interest at an exercise price of $5.00 per ordinary share. These amounts also include: (X) the additional ordinary shares that would have become due in connection with such conversion by such holder assuming that such holder converted its Additional Notes on the date they were issued and the interest make-whole payment (as defined in the Indenture) that may become due in connection therewith was paid in ordinary shares or that would be due upon conversion by such holder of all such Additional Notes in connection with a make-whole fundamental change (as defined in the Indenture) and (Y) the additional ordinary shares that, together with the amount of ordinary shares described in clause (ii) of the immediately preceding sentence, would be issuable to such selling securityholder upon the exercise of all of the Additional 144A Warrants held by it in connection with a ratchet anti-dilution adjustment as provided in the Additional 144A Warrants at an assumed exercise price of $2.80 per ordinary share (the floor price for such ratchet anti-dilution adjustment) as a result thereof. The number of ordinary shares issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, represent good faith estimates only and the actual number of ordinary shares which may be issued, if any, may vary. The information in this prospectus is not intended to constitute an indication or prediction of (i) the date on which the selling securityholders or Rockley will convert the Additional Notes into ordinary shares, or on which the selling securityholders will exercise the Additional 144A Warrants, if at all, or (ii) if the interest make-whole payment (as defined in the Indenture) becomes due in connection with the conversion of any Additional Note, whether Rockley would elect to make such payment in ordinary shares or have satisfied the conditions set forth in the Indenture to make such payment in ordinary shares. These amounts do not include any ordinary shares issuable upon conversion of the Original Notes or exercise of the Original 144A Warrants and do not give effect to the Beneficial Ownership Limitation (as defined herein). The 144A Warrants are subject to a blocker which prevents the holder from exercising the 144A Warrants to the extent that, upon such exercise, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the ordinary shares outstanding as a result of the exercise (the “Warrant Ownership Limitation”). The Notes are subject to a blocker which prevents the holder from converting the Notes to the extent that, upon such conversion, the holder, together with its affiliates, would beneficially own in excess of 9.90% of the ordinary shares outstanding as a result of the conversion (the “Notes Ownership Limitation” and, together with the Warrant Ownership Limitation, the “Beneficial Ownership Limitation”). These amounts may not equal to the total number of shares offered pursuant to this prospectus due to rounding. As noted above, these amounts do not give effect to the Beneficial Ownership Limitation, and thus may exceed the number of shares listed as beneficially owned under “Number of ordinary shares Owned Prior to Offering”, which amounts give effect to the Beneficial Ownership Limitation. The Company granted the subscribers in the private placement financing, including the selling securityholders, an option to acquire up to $81,500,000 in aggregate original principal amount of additional Notes (the “Option Notes”) and an additional 144A Warrants (the “Option 144A Warrants”), pursuant to which the Additional Notes and Additional 144A Warrants were issued.

3	Assumes that all ordinary shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling securityholders acquire any additional ordinary shares after the date of this prospectus and prior to completion of this offering.
4	Consists of (i) 144A Warrants to purchase 3,275,649 ordinary shares at an exercise price of $5.00 per share, (ii) $9,839,000 principal amount of Notes, which are convertible into 3,194,480 ordinary shares per the initial conversion price of $3.08 per ordinary share and (iii) the option to acquire $9,911,000 principal amount of Option Notes, which would be convertible into 3,217,857 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Option 144A Warrants to purchase 3,217,857 ordinary shares at an exercise price of $5.00 per share, which option is exercisable from the date of the issuance of the Original Notes until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Original Notes, which, in each case, reflects the partial conversion of the Original Notes by Highbridge Tactical Credit Master Fund, L.P. on August 11, 2022 and the partial exercise of such option to purchase Additional Notes and Additional 144A Warrants in connection with such conversion. The number of shares being offered only includes shares issuable upon the conversion of such Additional Notes or the exercise of such Additional 144A Warrants. Each of (i) through (iii) are subject to the applicable Beneficial Ownership Limitation. Highbridge Capital Management, LLC (“HCM”), the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Fund”), has beneficial ownership of the shares held by the Highbridge Fund. The Highbridge Fund disclaims beneficial ownership of these shares. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holders of the 144A Warrants and Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of September 22, 2022. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
5	Based on a Schedule 13G filed on June 23, 2022 by or on behalf of ROC SPV XIX LLC (“SPV XIX”) and other information provided by the selling securityholder. Consists of (i) 144A Warrants to purchase 12,375,648 ordinary shares at an exercise price of $5.00 per share, (ii) $33,617,000 principal amount of Notes, which are convertible into 10,914,610 ordinary shares per the initial conversion price of $3.08 per ordinary share, (iii) Option Notes and Option 144A Warrants that were or may be issued to SPV XIX pursuant to its option to acquire $34,883,000 principal amount of Option Notes, which would be convertible into 11,325,649 ordinary shares per the initial conversion price of $3.08 per ordinary share, and Option 144A Warrants to purchase 11,325,650 ordinary shares at an exercise price of $5.00 per share, which option is exercisable from the date of the issuance of the Original Notes until the date that is 12 months following the effective date of the registration statement relating to the ordinary shares underlying the Original Notes and (iv) 1,461,038 ordinary shares issued upon conversion of a portion of the Original Notes, which, in each case, reflects the partial conversions of the Original Notes by SPV XIX on August 10, 2022 and August 15, 2022 and the partial exercise of such option to purchase Additional Notes and Additional 144A Warrants in connection with such conversions. The number of shares being offered hereby only includes shares issuable upon the conversion of such Additional Notes or the exercise of such Additional 144A Warrants. Each of (i) through (iii) are subject to the applicable Beneficial Ownership Limitation. Antonio Ruiz-Gimenez and Kerry Propper are each Managing Members of ATW Partners Opportunities Management, LLC (the “Adviser”), the investment manager of SPV XIX. Other affiliated entities of SPV XIX managed by the Adviser, including Roc SPV XIV LLC, own Rockley securities. SPV XIX acquired the ordinary shares being offered hereby in the ordinary course of business and at the time of such acquisition had no agreements or understandings, directly or indirectly, with any person to distribute the shares being offered hereby. Excludes any ordinary shares that may be issuable in connection with an interest make-whole payment, if any, or a ratchet anti-dilution adjustment, if any, as these shares will be issuable solely as the result of actions or elections taken or made by the Company, and thus holders of the 144A Warrants and Notes do not have the right to acquire beneficial ownership of such ordinary shares within 60 days of September 22, 2022. The principal business address of the Adviser is 17 State Street, Suite 2100 New York, NY 10004.

PLAN OF DISTRIBUTION
Each selling securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling securities:

•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker dealers engaged by the selling securityholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling securityholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective under the Securities Act until the earlier of (i) the date on which the securities may be resold by the selling securityholders without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been resold (whether pursuant to this prospectus or otherwise). The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Travers Thorp Alberga.

EXPERTS

The consolidated financial statements of Rockley Photonics Holdings Limited appearing in Rockley Photonics Holdings Limited's Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus or the documents incorporated by reference herein, and any references to this website or any other website are inactive textual references only.
Our website address is www.rockleyphotonics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus or the documents incorporated by reference herein.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;
•Our Current Reports on Form 8-K filed with the SEC on January 21, 2022, January 27, 2022, February 16, 2022 (Form 8-K items 5.02 and 7.01 (furnished not filed)), April 20, 2022, May 12, 2022 (Form 8-K items 1.01, 2.03, 3.02, 7.01 (furnished not filed), 8.01, and 9.01), May 18, 2022, May 31, 2022, June 15, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01), August 5, 2022, August 10, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01), October 3, 2022 (Form 8-K Items1.01, 2.03, 7.01(furnished not filed) and 9.01) and October 7, 2022 (Form 8-K Items 8.01 and 9.01) (each Current Report only to the extent that such Current Report and the disclosure included therein are filed not furnished);
•the description of our securities set forth in our Form 8-A filed with the SEC on August 11, 2021; and
•the description of our securities, which are registered under Section 12 of the Exchange Act, in our registration statement on Form S-3, filed with the SEC on September 6, 2022, including any amendments or reports filed for the purpose of updating such descriptions.
All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of this registration statement and prior to the effectiveness of this registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You may request these reports or documents by contacting us at: Rockley Photonics Holdings Limited, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom WA14 2DT, Attn: Investor Relations, telephone number +44 (0) 1865 292017 or 626-995-0001, email address: investors@rockleyphotonics.com. Our website address is www.rockleyphotonics.com and such reports and documents may be accessed from https://investors.rockleyphotonics.com/financials/sec-filings/default.aspxiv. Information contained on or accessible through Rockley’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Rockley’s website address in this prospectus is an inactive textual reference only.

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